                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               ANALOGY, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                    ANALOGY, INC.
                                9205 S.W. GEMINI DRIVE
                                 BEAVERTON, OR 97008
                                    (503) 626-9700
                                ______________________

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD ON AUGUST 9, 1996
                                 ____________________


To the Shareholders of
Analogy, Inc.:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Analogy, Inc. (the "Company") will be held on Friday, August 9, 1996, at 2:00 p.m., local time, at the Company's principal executive offices at 9205 S.W. Gemini Drive, Beaverton, Oregon 97008, for the following purposes:

    1. ELECTION OF DIRECTORS. To elect eight directors, three for a one-year term, two for a two-year term and three for a three-year term;

    2. APPROVAL OF STOCK PURCHASE PLAN. To approve the Analogy, Inc. 1996 Employee Stock Purchase Plan;

    3. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment by the Board of Directors of KPMG Peat Marwick, LLP as independent auditors of the Company for the fiscal year ending March 31, 1997; and

    4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments thereof.

    The Board of Directors of the Company has fixed the close of business on June 28, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                       By Order of the Board,

                                       /s/ GARY P. ARNOLD
                                       Gary P. Arnold
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

Beaverton, Oregon
July 9, 1996

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    ANALOGY, INC.
                                9205 S.W. GEMINI DRIVE
                                 BEAVERTON, OR 97008
                                    (503) 626-9700
                            ------------------------------
                                   PROXY STATEMENT
                                         FOR
                            ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON AUGUST 9, 1996
                            ------------------------------
                                     INTRODUCTION

GENERAL

    This Proxy Statement is being furnished to the shareholders of Analogy, Inc., an Oregon corporation ("Analogy" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of Analogy common stock, no par value per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 2:00 p.m., on August 9, 1996, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to elect eight members of the Board of Directors, approve the Company's 1996 Employee Stock Purchase Plan, ratify the appointment by the Board of Directors of KPMG Peat Marwick, LLP as independent auditors of the Company for the fiscal year ending March 31, 1997, and transact such other business as may properly come before the meeting or any adjournments thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Analogy on or about July 9, 1996.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    The Board of Directors has fixed the close of business on June 28, 1996 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 1,800 beneficial holders of the 8,318,164 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

    If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE EIGHT NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE COMPANY'S 1996 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1997. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Analogy, Inc., 9205 S.W. Gemini Drive, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                                ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors will be elected, three for a one-year term, two for a two-year term and three for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve as directors if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

    Under the Company's bylaws, the directors are divided into three classes and, after transitional terms, will serve for terms of three years, with one class being elected by the shareholders each year. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are duly elected and qualified. There is no cumulative voting for election of directors.

    INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS. The following table sets forth the names of the Board of Directors' nominees for election as a director. Also set forth is certain other information with respect to each such person's age at July 9, 1996, principal occupation or employment during the past five years, the periods during which he has served as a director of Analogy and positions currently held with Analogy.


                            DIRECTOR     EXPIRATION
NOMINEES:            AGE     SINCE        OF TERM        POSITIONS HELD WITH ANALOGY
                     ---    --------     ----------      ---------------------------

Robert L. Cattoi     70      1992          1997          Director

John H. Faehndrich   68      1991          1997          Director

Martin Vlach         45      1989          1997          Vice President, Chief Scientist and Director

Paul Brandli         68      1993          1998          Director

Frank Roehr          60      1995          1998          Director

Gary P. Arnold       55      1993          1999          Chairman of the Board of Directors,
                                                         President & Chief Executive Officer

Neil E. Goldschmidt  56      1996          1999          Director

Charles F. Sporck    68      1996          1999          Director




    ROBERT L. CATTOI. Mr. Cattoi has served as a director of the Company since March 1992. From 1950 to 1995 Mr. Cattoi was employed by Rockwell International. From 1984 to 1995, he was Senior Vice President, Research & Engineering and Chief Technical Officer. Mr. Cattoi currently serves as an independent technical consultant to Rockwell, a consultant to the DoD Defense Manufacturing Council, and is head of the U.S. Delegation for Intelligent Manufacturing Systems, a collaborative initiative involving the U.S., European Union, Japan, Canada and Australia.

    JOHN H. FAEHNDRICH. Mr. Faehndrich has served as a director of the Company since January 1991. From 1981 to 1987 Mr. Faehndrich served as Director of Finance at Lavino S.A. South Africa. From 1985 to 1991 he also served as director for IMS Italy, IMC France and IMC UK.

    MARTIN VLACH. Mr. Vlach was a founder of the Company. Mr. Vlach has been a director of the Company since November 1989. From 1972 to 1986 Mr. Vlach has been involved in several projects in the area of circuit simulation in the Department of Electrical Engineering at the University of Waterloo and at Bell Northern Research, Ltd. Mr. Vlach received his bachelor's degree in Mathematics in 1975, and degrees in Electrical Engineering of MA Science in 1980 and Ph.D. in 1984, from the University of Waterloo, Waterloo, Ontario, Canada.

    PAUL BRANDLI. Mr. Brandli has served as a director of the Company since January 1993. Mr. Brandli is currently serving as an independent consultant for European companies regarding international business matters. Mr. Brandli formerly served as the Managing Director of Combaro S.A., a company involved in worldwide trading and countertrading, particularly in weak currency areas.

    FRANK ROEHR. Mr. Roehr has served as a director of the Company since February 1995. Mr. Roehr is a co-founder and Chairman of the Board of Young & Roehr Advertising. Mr. Roehr retired from Young & Roehr in 1990. Young & Roehr is an advertising agency specializing in technology and transportation.

    GARY P. ARNOLD.  Mr. Arnold joined the Company as President, Chief
Executive Officer and Chairman of the Board in January 1993. From May 1990 to November 1992, Mr. Arnold was Chief Financial Officer at Tektronix, Inc. and from June 1980 to April 1990, he was Chief Financial Officer of National Semiconductor Corp. Mr. Arnold has extensive experience in the electronics industry in the areas of finance, strategic planning and operations, both in domestic and international markets. Mr. Arnold is a member of the Board of Directors of National Semiconductor. He holds a J.D. degree from the University of Tennessee College of Law and a bachelor's degree in Accounting from East Tennessee State University and received training in electronics while in the U.S. Navy.

    NEIL E. GOLDSCHMIDT. Mr. Goldschmidt has served as a director of the Company since January 1996. Since January 1991, Mr. Goldschmidt has conducted a private law practice focused primarily on strategic planning for national and international business clients. From January 1987 to January 1991, Mr. Goldschmidt served as Governor of the State of Oregon. Prior to his 1986 gubernatorial campaign, Mr. Goldschmidt was an executive of Nike, Inc., serving as International Vice President from 1981 to 1985 and as President of Nike Canada from 1986 to 1987. Mr. Goldschmidt served as Secretary of Transportation in the Carter Administration from 1979 to 1981, and was known for his efforts to revive the ailing automotive industry.

    CHARLES E. SPORCK. Mr. Sporck has served as a director of the Company since January 1996. From 1967 to 1991, Mr. Sporck served as President and Chief Executive Officer of National Semiconductor Corporation, a developer of advanced, proprietary semiconductor and systems products. Mr. Sporck has continued to serve as a director of National Semiconductor Corporation since his retirement in 1991. Mr. Sporck was a founding member of the Semiconductor Industry Association (SIA) and a former board member of the SIA and SEMATECH.

    BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS. The Board of Directors has appointed a nominating committee comprised of Messrs. Arnold, Brandli and Sporck for the purpose of selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

    The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended March 31, 1996, conducted one meeting. The members of the Audit Committee currently are Messrs. Faehndrich, Goldschmidt and Sporck. The Audit Committee reviews the scope of the independent annual audit, the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation and establishes executive compensation levels and also administers the Company's stock option plans and the 1996 Employee Stock Purchase Plan.
During the fiscal year ended March 31, 1996, the Compensation Committee held two meetings. The members of the Compensation Committee currently are Messrs. Brandli, Cattoi and Roehr.

    During the year ended March 31, 1996 the Company's Board of Directors held six meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

    See "Management - Executive Compensation" for certain information regarding compensation of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.



                                      MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to the executive officers of the Company.


NAME                  AGE    POSITION
- ----                  ---    --------

Gary P. Arnold         55    Chairman of the Board of Directors, President and Chief Executive Officer
Terrence A. Rixford    60    Vice President, Finance and Administration and Chief Financial Officer
R. Douglas Johnson     45    Senior Vice President, Marketing and Sales
Martin Vlach           45    Vice President, Chief Scientist and Director
David W. Smith         40    Vice President, Chief Scientist
Ian E. Getreu          52    Vice President, Technology Development
Douglas L. Goodman     43    Vice President, Engineering
Douglas H. Lundin      44    Vice President, Marketing



    Information concerning the principal occupation of Messrs. Arnold and Vlach are set forth under the heading "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

    TERRENCE A. RIXFORD. Terrence A. Rixford, Vice President, Finance and Administration and Chief Financial Officer, joined the Company in 1992. From 1987 to 1992, Mr. Rixford was President of Interactive Training Technologies, Inc., a start-up technology training company. Other previous positions include Chief Financial Officer and Treasurer of FPS Computing, Inc. and senior positions in financial management at Burroughs Corporation. Mr. Rixford received his bachelor's degree in business administration from Mount St. Mary's College in 1957 and an MBA in Accounting from Cornell University in 1959.

    R. DOUGLAS JOHNSON. Mr. Johnson, Senior Vice President, Marketing and Sales, was a founder of the Company. Mr. Johnson has served in his current position since August 1995. Prior to that time Mr. Johnson served as Vice President of Marketing and Sales. Mr. Johnson has served as Marketing Manager at Metheus-Computervision and has held marketing and sales positions with Tektronix, Inc. and engineering positions with Tektronix, Inc. and Rockwell International. Mr. Johnson holds a bachelor's degree in Electrical Engineering from California State University at Long Beach.

    DAVID W. SMITH. Mr. Smith, Vice President, Chief Scientist, was a founder of the Company. Mr. Smith has served in his current position since December 1995. From December 1992 to December 1995, Mr. Smith served as Vice

President, Advanced Product Development. Prior to that time Mr. Smith served as Vice President of Engineering. Prior to joining the Company Mr. Smith was the Engineering Group Manager with Metheus-Computervision and was a Senior Engineer at General Dynamics in Pomona, California, working in IC design and analysis. Mr. Smith holds a bachelor's degree in Electrical Engineering from California Polytechnic in Pomona and has taken graduate level courses in computer science from the University of Southern California and California Polytechnic.

    DR. IAN E. GETREU. Dr. Getreu, Vice President, Technology Development, was a founder of the Company. Mr. Getreu has served in his current position since July 1994. From February to July 1994, Dr. Getreu served as Vice President, Engineering. Prior to that time Dr. Getreu served as Vice President, Research and Development and Modeling. Prior to joining the Company, Dr. Getreu was employed by Tektronix, Inc. where he held positions as Scientist for Advanced Products, Advanced Products Marketing Manager, Manager of IC CAD Development and Senior Engineer with IC design group. Dr. Getreu holds a bachelor's degree in Electrical Engineering and a Master of Engineering Science from the University of Melbourne, Melbourne, Australia, and a Ph.D. from the University of California, Berkeley. Dr. Getreu is also the author of the book "Modeling the Bipolar Transistor," as well as several papers on modeling and circuit analysis.

    DOUGLAS L. GOODMAN. Mr. Goodman, Vice President, Engineering, joined the Company in 1991. Mr. Goodman has served in his current position since April 1994. From July 1991 to April 1994, Mr. Goodman served as Automotive Segment Manager. From 1977 to 1991 Mr. Goodman was employed by Tektronix, Inc. where he held positions as Product Design Applications Engineer, Product and Project Manager and Marketing Manager. Mr. Goodman received his bachelor's degree in Electronic Engineering from California Polytechnic State University in 1975 and his MBA from the University of Portland in 1984.

    DOUGLAS H. LUNDIN. Mr. Lundin, Vice President, Marketing, joined the Company in August 1995. From April 1994 to July 1995, Mr. Lundin was the Director of Marketing for Mentor Graphics Corporations' Simulation Technology Division. From July 1987 to April 1994, Mr. Lundin held various marketing management responsibilities at Mentor Graphics Corporation. Before joining Mentor Graphics, Mr. Lundin held various sales and marketing positions at Intel Corporation. Mr. Lundin holds a bachelor's degree in Electrical Engineering from the University of Missouri, Rolla.

                                EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers"), for the fiscal years ended March 31, 1995 and March 31, 1996.



                                                              ANNUAL                 LONG-TERM
                                                           COMPENSATION             COMPENSATION
                                                 -------------------------------   -------------
                                                                                   STOCK OPTIONS     ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR    SALARY($)   BONUS($)(1)     GRANTED(#)     COMPENSATION
- ---------------------------                      ----    ---------   -----------   -------------    ------------

Gary P. Arnold . . . . . . . . . . . . . . . . . 1995    $150,000         --             --              --
   President & Chief Executive Officer           1996    $162,812         --           100,000           --

Martin Vlach . . . . . . . . . . . . . . . . . . 1995    $103,542         --            25,000           --
   Vice President, Chief Scientist               1996       --          $8,250            --             --

Ian E. Getreu. . . . . . . . . . . . . . . . . . 1995    $107,975         --            12,500           --
   Vice President, Technology Development        1996    $112,600       $8,475            --             --

R. Douglas Johnson . . . . . . . . . . . . . . . 1995    $100,208         --            12,500        $65,566(2)
  Senior Vice President, Marketing & Sales       1996    $108,542         --              --             --

David W. Smith . . . . . . . . . . . . . . . . . 1995    $103,542         --            25,000           --
   Vice President, Chief Scientist               1996    $108,542       $18,250           --             --


- ---------------
(1) Paid throughout fiscal year.

(2) Represents amounts received as sales commissions.

STOCK OPTIONS

    The following table sets forth certain information concerning options granted to the named executive officers during the year ended March 31, 1996 under the Company's Amended and Restated 1993 Stock Option Plan.


                          OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                  Potential
                                              Individual Grants                                 Realizable Value
                          --------------------------------------------------------------          at Assumed
                                              Percent                                           Annual Rates of
                              Number of    Total Options                                          Stock Price
                             Securities      Granted to     Exercise                            Appreciation for
                             Underlying     Employees in    Price Per                            Option Term (3)
                              Options          Fiscal        Share                           ---------------------
Name                       Granted(#)(1)        Year      ($/Share)(2)   Expiration Date         5%          10%
- ----                       -------------   -------------  ------------   ---------------     ----------   --------

Gary P. Arnold............   100,000          28.2%          $4.00          7/12/2005         $251,500    $637,500
Martin Vlach..............      --             --              --              --                --          --
Ian E. Getreu.............      --             --              --              --                --          --
R. Douglas Johnson........      --             --              --              --                --          --
David W. Smith............      --             --              --              --                --          --


___________________________

(1) Options granted become exercisable starting 12 months after the date of grant, with one-quarter of the total number of options granted becoming exercisable at that time and with an additional one-quarter of such options becoming exercisable on the second, third and fourth anniversary dates of the option grant, respectively.

(2) Options were granted at an exercise price equal to the estimated fair market value of the Company's Common Stock at the time of grant.

(3) The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.

OPTION EXERCISES AND HOLDING

    The following table sets forth certain information with respect to the named executive officers concerning the exercise of options granted under the Company's Amended and Restated 1993 Stock Incentive Plan during the year ended March 31, 1996, and the value unexercised options held as of March 31, 1996.


                                                        NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          SHARES                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                         ACQUIRED                        OPTIONS AT FY-END(#)            AT FY-END($)(2)
                            ON          VALUE        ---------------------------   ---------------------------
NAME                    EXERCISE(#)  REALIZED($)(1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----                    -----------  --------------  -----------   -------------   -----------   -------------
Gary P. Arnold . . . .    75,000       $195,000        300,000        100,000       $1,980,000      $400,000
Martin Vlach. . . . . .     --            --             6,250         18,750       $   35,000      $105,000
Ian E. Getreu . . . . .     --            --             3,125          9,375       $   17,500      $ 52,500
R. Douglas Johnson. . .     --            --             3,125          9,375       $   17,500      $ 52,500
David W. Smith. . . . .     --            --             6,250         18,750       $   35,000      $108,000

_____________________

(1) The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2) Amounts reflected are based upon the market value of the underlying securities at fiscal year end minus the exercise price.

CHANGE IN CONTROL AGREEMENT

    The Company and Gary P. Arnold, the Company's President and Chief Executive Officer, have entered into a Control Change Agreement. Under this Agreement, upon a Control Change (defined as a sale of a majority of the voting stock in, or substantially all of the assets of, the Company to an entity controlled by persons other than those who have a majority ownership or effective control of the Company prior to the sale), the vesting schedule of all stock options held by Mr. Arnold is accelerated such that all options become fully exercisable. In addition, if Mr. Arnold is terminated without cause during the Control Change Window (defined as the period beginning 60 days before the date of a letter of intent, term sheet or other similar document is first presented to the Company and ending one year after the closing of the transaction in which the Control Change occurs), all of Mr. Arnold's stock options will become exercisable prior to the termination date and the Company must pay Mr. Arnold 2.99 times his average annual salary during the period of his employment with the Company or during the immediately preceding five years, whichever is shorter. In addition, if Mr. Arnold's title is removed, if his duties are materially changed or if his pay is reduced during a Control Change Window, or if Mr. Arnold's duties change materially as a result of a Control Change, Mr. Arnold may treat such action as a termination without cause.

STOCK OPTION PLANS.

    1986 STOCK OPTION PLAN. The Company's 1986 Stock Option Plan (the "1986 Plan") provides for grants of both "incentive stock options" within the meaning of Section 422 of the internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under
Section 422 of the Code, and for direct stock grants and sales to employees, directors or consultants of the Company . The 1986 Plan is administered by the Compensation Committee of the Board of Directors.

    The term of each option granted under the 1986 Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. If a person who has been granted an option ceases to be an employee or consultant of the Company including due to a physical disability, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. No option granted under the 1986
Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

    At July 9, 1996, options to purchase 112,808 shares of the Company's Common Stock were outstanding under the 1986 Plan. No additional shares are reserved and available for the issuance of options under the 1986 Plan and the Company does not expect to grant any additional options under the 1986 Plan.

    AMENDED AND RESTATED 1993 STOCK INCENTIVE PLAN. The Company's Amended and Restated 1993 Stock Incentive Plan (the "1993 Plan"), provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company. The purposes of the 1993 Plan are to attract and retain the best available personnel, of substantial responsibility, to provide additional incentives to the employees and consultants of the Company and to promote the Company's business. The 1993 Plan is administered by the Compensation Committee of the Board of Directors.

    The term of each option granted under the 1993 Plan will generally be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1993 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the exercise period established by the Compensation Committee at the time the options were granted, which shall not exceed three months after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. No option granted under the 1993 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable the date of death.

    The exercise price of incentive stock options granted under the 1993 Plan may not be less that the fair market value of a share of Common Stock on the last market trading day prior to the date of grant of the option. Non-qualified stock options may not be granted for less than 85% of fair market value and options granted to greater than 10% shareholders may not be granted for less than 110% of fair market value. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock or any combination of such methods of payment as permitted by the Compensation Committee.

    Certain options authorized to be granted under the 1993 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

    Certain options authorized to be granted under the 1993 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1993 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired upon exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    The 1993 Plan will continue in effect until November 3, 2003, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1993 Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six months other than to conform with changes in certain requirements of the Securities Exchange Act of 1934 and the Internal Revenue Code. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for Plan participation, or materially increase the benefits to Plan participants must be approved by shareholders.

Set forth below is information as to the number of options to purchase Company Common Stock that have been granted under the 1986 and/or the 1993 Plan to the persons and groups identified in the table as of March 31, 1995. The closing price of the Common Stock on the Nasdaq Stock Market was $7.25 on June 28, 1996.


        NAME AND PRINCIPAL POSITION                    NUMBER OF OPTIONS GRANTED

    Gary P. Arnold                                             475,000
      President, Chief Executive Officer
    Martin Vlach                                                25,000
      Vice President, Chief Scientist
    Ian E. Getreu                                              137,500
      Vice President, Technology Development
    R. Douglas Johnson                                          12,500
      Senior Vice President, Marketing & Sales
    David W. Smith                                              25,000
      Vice President, Chief Scientist
    Executive Officers as a group (8 persons)                  881,625
    Directors (other than Executive Officers) as a group        10,000
      (6 persons)
    Employees (other than Executive Officers) as a group       668,885
      (153 persons)

DIRECTOR COMPENSATION

    For the fiscal year ending March 31, 1996, the non-employee members of the Board of Directors received a retainer of $500 per month and $500 for each meeting attended in person. For the fiscal year ending March 31, 1996, an aggregate of $7,500 was paid to each of Messrs. Brandli, Cattoi, Faehndrich and Roehr. For the fiscal year beginning April 1, 1996 the members of the Company's Board of Directors will be reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In addition, non-employee members of the Board of Directors receive stock options under the Company's 1995 Stock Option Plan for Nonemployee Directors.

    1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS. Nonemployee members of the Board of Directors participate in the Company's 1995 Stock Option Plan for Nonemployee Directors (the "1995 Nonemployee Director Plan"), which was adopted to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain experienced and knowledgeable nonemployee directors by enhancing their incentive to work on behalf of the Company and its shareholders and to encourage them to acquire an increased interest in the Company. A total of 100,000 shares of Common Stock have been reserved for issuance upon the exercise of stock options granted under the 1995 Nonemployee Director Plan. Under the 1995 Nonemployee Director Plan, upon election to the Board of Directors, commencing with the 1996 Annual Meeting of Shareholders, each nonemployee director is granted an option to purchase 5,000 shares of Common Stock for each year of such director's term. Prior to the date hereof, no options to purchase Company Common Stock have been granted to the Company's six nonemployee directors under the 1995 Nonemployee Director Plan. Set forth below is a summary of the material terms of the 1995 Nonemployee Director Plan.

    Each option expires ten years from the date of its grant. Outstanding options will expire earlier if an optionee terminates service as a director before the end of the ten year term. If an optionee terminates service as a director for any reason other than retirement, total disability or death, the option will automatically expire 90 days after the date of termination. If an optionee dies or terminates service due to retirement or disability, the options then outstanding will expire one year after the date of death or termination or on the stated expiration date, whichever is earlier. Options are not assignable and may not be transferred other than by will or the laws of descent and distribution. The exercise price of options granted under the 1995 Nonemployee Director Plan may not be less than the fair market value of a share of Common Stock on the date the option is granted. Payment of the option exercise price may be in cash, by delivery of a promissory note or, to the extent permitted by the Compensation Committee, by delivery of previously owned Company stock having a fair market value equal to the option exercise or a combination of cash and stock. The Compensation Committee may also permit "cashless" option exercises by allowing optionees to surrender portions of their options in payment for the stock to be received.

    All options granted under the Plan are non-qualified -- not intended to qualify under Section 422 of the Code. No gain will be recognized by the optionee at the time of a grant. Generally, at exercise, ordinary income will be recognized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the Company will receive a tax deduction for the same amount. At the time the optionee disposes of the shares, the appreciation or depreciation of the shares since the option was exercised will be treated as either a short or long term capital gain, depending on how long the shares have been held.

    The Plan continues in effect until terminated by the Board of Directors or by shareholders but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1995 Nonemployee Director Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six months other than to comport with changes in certain Internal Revenue Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility of Plan participation, or materially increase the benefits to Plan participants must be approved by shareholders.

COMPENSATION COMMITTEE REPORT

    Under rules established by the Securities and Exchange Commission (the "Commission"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

    EXECUTIVE COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors is composed entirely of outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive compensation and corporate performance, while at the same time motivating and retaining executive officers.

    EXECUTIVE COMPENSATION COMPONENTS. The key components of the Company's compensation program are base salary, bonuses and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

    BASE SALARY. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing managers, employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for the year ended March 31, 1996 were reasonable as compared to amounts paid by companies of similar size.

    CASH BONUSES. The Compensation Committee believes that a proportion of total cash compensation for executive officers should be subject to attainment of specific company performance criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year the Compensation Committee establishes cash bonuses for executive officers based on the Company's achievement of certain performance criteria.

    STOCK OPTIONS. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years.

    Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary and stock options received by Gary P. Arnold, the Company's President and Chief Executive Officer and a director of the Company, for services rendered during the year ended March 31, 1995. Mr. Arnold received a base salary of $162,812 for the year ended March 31, 1996. On July 11, 1995, Mr. Arnold received options to purchase 100,000 shares of the Company's Common Stock.

COMPENSATION COMMITTEE

Paul Brandli
Robert L. Cattoi
Frank Roehr

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee during the fiscal year ended March 31, 1996 were Messrs. Brandli, Cattoi and Roehr, none of whom is, or has been, an officer or an employee of the Company.

STOCK PERFORMANCE GRAPH

    The following graph compares the monthly cumulative total returns for the Company, the Nasdaq Stock Market-US Index and the Hambrecht & Quist ("H&Q") Technology Index.


                       COMPARISON OF CUMULATIVE TOTAL RETURN*
          AMONG ANALOGY, NASDAQ MARKET-US INDEX AND H&Q TECHNOLOGY INDEX**

           Date          Analogy       NASDAQ-US Index      H&Q Index
           ----          -------       ---------------      ---------
         3/22/96           100              100                 100
         3/31/96           107              100                  96
         4/30/96           143              109                 107
         5/31/96           127              114                 108


    * Assumes $100 invested in each index at March 22, 1996, the date of the Company's initial public offering.
    **   Total return assumes reinvestment of dividends.

    The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company, the Nasdaq Stock Market-US Index and the H&Q Technology Index is based upon the stock price or index on March 22, 1996, the date of the Company's initial public offering.

    The above graph compares the performance of the Company with that of the Nasdaq Stock Market Index and the H&Q Technology Index with the investment weighted on market capitalization. The past performance of the Company's Common Stock is not an indication of future performance. There can be no assurance that the price of the Company's Common Stock will appreciate at any particular rate or at all in future years.

SECTION 16 REPORTS

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") requires the Company's directors and officer, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received by it with respect to fiscal year ending March 31, 1996, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1996.

                        CERTAIN TRANSACTIONS AND RELATIONSHIPS

    In June 1994, the Company entered into a Resignation Agreement with R. Larry Jacob, its former President and Chairman, providing for payment of $105,000 per year, plus certain benefits, in exchange for consulting services and Mr. Jacob's agreement not to compete with the Company. The agreement was later extended to December 12, 1995, and expired on that date. It contained nondisclosure covenants and mutual releases. The agreement also provided for the grant of a single end-user license to Analogy's software products to Mr. Jacob, without charge, while he remained a shareholder of the Company, but otherwise on standard Analogy terms and conditions.

    In consideration of certain loan transactions occurring in March and April 1994, the Company agreed to extend the term of certain previously issued warrants and issue certain new warrants (collectively, the "Warrants"). In November and December 1995, the Company offered all Warrant holders the option to exercise such Warrants on the following basis: for each three shares for which the Warrants could be exercised, the holders were given the opportunity to purchase one share for the stated Warrant exercise price, receive one share for no additional consideration, and waive their right to purchase the remaining shares (the "one-third plan"). All Warrants were exercised under their original terms or under the one-third plan on or prior to January 10, 1996.

    The following individuals exercised Warrants for the number of shares and the aggregate exercise prices shown below: Paul Brandli: 103,335 shares for $150,670; John H. Faehndrich: 35,250 shares for $127,800; Jurg Feurer: 203,085 shares for $310,374 (33,334 of these jointly with his father, Fredy Feurer); Jean-Claude Gertsch: 45,000 shares for $90,000; Rico Hasler: 210,000 shares for $336,000; Roger Lapraz: 25,000 shares for $50,000; Josef Korber: 29,800 shares for $66,800; Josef Korber and Irene Vlach together: 17,292 shares for $44,269; Brigitte Burnier-Korber: 2,500 shares for $8,000; Francoise Korber: 2,709 shares for $6,068; Remy Schaefer: 834 shares for $1,668; Irene Vlach-Korber: 2,500 shares for $8,000. The exercise prices under the Warrants were paid by a combination of cash and certain forgiveness of debt under the Subordinated Notes.

                 STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of the Common Stock as of June 28, 1996 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Company's nominees for election as director, (iv) each of the Company's named executive officers and (v) all directors and executive officers as a group.



                                            SHARES OF COMMON STOCK        PERCENT OF COMMON
NAME AND BUSINESS ADDRESS                   BENEFICIALLY OWNED (1)       STOCK OUTSTANDING(1)
- -------------------------                   ----------------------       --------------------

Rico Hasler  . . . . . . . . . . . . . . .          584,162                       7.0%
 Rue Emer-de-Vattel 46
 2000 Neuchatel
 Switzerland

Patricia A. Jacob  . . . . . . . . . . . .          508,305                        6.1
 9205 S.W. Gemini Drive
 Beaverton, OR  97008

R. Laurance Jacob  . . . . . . . . . . . .          508,305                        6.1
 200 Greenridge Drive
 Lake Oswego, OR  97035

Gary P. Arnold . . . . . . . . . . . . . .          645,000                        7.5
 9205 S.W. Gemini Drive
 Beaverton, OR  97008

Martin Vlach (2) . . . . . . . . . . . . .          506,250                        6.1
 9205 S.W. Gemini Drive
 Beaverton, OR  97008

David W. Smith . . . . . . . . . . . . . .          256,250                        3.1

Ian E. Getreu. . . . . . . . . . . . . . .          253,125                        3.0

R. Douglas Johnson . . . . . . . . . . . .          253,125                        3.0

Paul Brandli (3) . . . . . . . . . . . . .           96,460                        1.2

Robert L. Cattoi . . . . . . . . . . . . .            7,500                         *

John H. Faehndrich . . . . . . . . . . . .          129,900                        1.6

Neil E. Goldschmidt. . . . . . . . . . . .             --                           *

Frank Roehr. . . . . . . . . . . . . . . .           23,125                         *

Charles E. Sporck. . . . . . . . . . . . .             --                           *

All Officers and Directors as a Group
(14 Persons) . . . . . . . . . . . . . . .        2,256,735                       25.9

___________________________

*  less than one percent

(1) Beneficial ownership is determined in accordance with rules of the Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from June 28, 1996 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of June 28, 1996 is as follows: Mr. Arnold - 325,000; Mr. Vlach - 6,250; Mr. Getreu - 3,125; Mr. Johnson - 3,125; Mr. Smith - 6,250; Mr. Brandli - 1,875;Mr. Cattoi-2,500; Mr. Faehndrich-2,500; Mr. Roehr - 625; all Executive Officers and Directors as a group - 451,250. The table does not include shares subject to options that will be granted Messrs. Brandli, Cattoi, Faehndrich, Goldschmidt, Roehr and Sporck under the 1996 Stock Option Plan for Nonemployee Directors immediately after the Annual Meeting.

                     APPROVAL OF 1996 EMPLOYEE STOCK PURCHASE PLAN

    On April 24, 1996, the Board of Directors adopted, subject to shareholder approval, the Analogy, Inc. 1996 Employee Stock Purchase Plan (the "ESPP"). The purpose of the ESPP is to provide a convenient and practical means by which employees may participate in stock ownership of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of Common Stock pursuant to the ESPP is an important aspect of the Company's ability to attract and retain highly qualified and motivated employees. The following is a summary of the basic terms and provisions of the ESPP, a complete copy of which is attached to this Proxy Statement as Exhibit A.

    The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring shareholder approval.

    All regular employees of the Company and its subsidiaries, including the Company's officers, are eligible to participate in the ESPP if they: (i) have been customarily employed by the Company more than five months in any calendar year, and (ii) are employed in a position with regular hours of more than twenty hours per week. Eligible employees may elect to contribute up to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on August 1 and February 1 of each year (the "Enrollment Dates"). During the offering periods, participants accumulate funds in an account via payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock. The purchase price per share is equal to 85% of the lower of the fair market value of the Common Stock (a) on the Enrollment Date of the offering period or (b) the date of purchase. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period.

    Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason the payroll deductions credited to the participant's account will be returned to the participant. Participation by Company employees in the ESPP may commence August 1, 1996.

    The ESPP is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the ESPP either at the time of enrollment or at any purchase date within an offering period.

    If the participant disposes of shares purchased pursuant to the ESPP more than two years from the Enrollment Date and more than one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (ii) 15% of the fair market value of the shares on the Enrollment Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in circumstances indicated above.

    If the participant disposes of shares purchased pursuant to the ESPP within two years after the Enrollment Date or within one year after the purchase date, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

    The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing outline is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

    The proposal must be approved by the holders of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes are treated as "no" votes in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the ESPP.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed KPMG Peat Marwick, LLP to act as independent auditors for the Company for the fiscal year ending March 31, 1997, subject to ratification of such appointment by the Company's shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG Peat Marwick, LLP to audit the books and accounts of the Company for the fiscal year ending March 31, 1997. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

    A representative of KPMG Peat Marwick, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                     DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1997 annual meeting of shareholders must be received by the Company not later than March 9, 1997, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "Commission"). In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days, nor more than 90 days, prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the Commission in effect at the time.

                                    OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1996 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                 COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, Allen Nelson & Co. may solicit proxies at an approximate cost of $1,000 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Analogy, Inc. will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                                ADDITIONAL INFORMATION

    A copy of the Company's Combination Annual Report to Shareholders for the fiscal year ended March 31, 1996/Report on Form 10-K accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended March 31, 1996 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Mr. Terrence A. Rixford, Analogy, Inc., 9205 S.W. Gemini Drive, Beaverton, Oregon 97008.

                                       By Order of the Board of Directors

                                       /s/ GARY P. ARNOLD
                                       Gary P. Arnold
                                       President and Chief Executive Officer

Beaverton, Oregon
July 9, 1996

                                      EXHIBIT A

                                    ANALOGY, INC.
                          1996 EMPLOYEE STOCK PURCHASE PLAN

    The following provisions constitute the Analogy, Inc. 1996 Employee Stock Purchase Plan.

    1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

    2.   DEFINITIONS.

         2.1 "ACCOUNT" shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in the cash contributions to his or her account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

         2.2  "BOARD" shall mean the Board of Directors of the Company.

         2.3  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         2.4  "COMMITTEE" shall mean the Compensation Committee of the Board.

         2.5  "COMMON STOCK" shall mean the Common Stock of the Company.

         2.6  "COMPANY" shall mean Analogy, Inc., an Oregon corporation.

         2.7 "COMPENSATION" shall mean all base straight time gross earnings plus payments for overtime, shift premiums and sales commissions, but excluding incentive compensation, incentive payments, bonuses, awards, and other compensation.

         2.8 "DESIGNATED SUBSIDIARY" shall mean each Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

         2.9 "EMPLOYEE" shall mean an individual who renders services to the Company or to a Designated Subsidiary pursuant to a regular-status employment relationship with such employer. A person rendering services to the Company or to a Designated Subsidiary purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

         2.10 "ENROLLMENT DATE" shall mean the first day of each Offering
Period.

         2.11  "FAIR MARKET VALUE"

              2.11.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common
Stock) or system on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

              2.11.2 If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

              2.11.3 In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

         2.12 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System or such other quotation system that supersedes it.

         2.13 "OFFERING PERIOD" shall mean the period of approximately six (6) months, commencing on the first Trading Day on or after a date designated in advance by the Board and terminating on the last Trading Day in the period ending six months later, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to
Section 4 of this Plan.

         2.14 "PARTICIPANT" shall mean any Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and has completed a Payroll Deduction Authorization Form.

         2.15 "PAYROLL PARTICIPATION FORM" shall mean the form provided by the Company on which a Participant shall elect to participate in the Plan and designate the percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

         2.16  "PLAN" shall mean this Employee Stock Purchase Plan.

         2.17  "PURCHASE DATE" shall mean the last day of each Offering Period.

         2.18 "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock (i) on the Enrollment Date or (ii) on the Purchase Date, whichever is lower.

         2.19 "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

         2.20 "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company of a Subsidiary.

         2.21 "TRADING DAY" shall mean a day on which national stock exchanges and NASDAQ are open for trading.

    3)   ELIGIBILITY.

         3.1 An Employee shall become eligible to participate in the Plan on the first Enrollment Date on or after which he or she first meets all of the following requirements; provided, however, that no one shall become eligible to participate in the Plan prior to the Enrollment Date of the first Offering Period provided for in Section 2.13:

              3.1.1 The person's customary period of employment is for more than twenty (20) hours per week;

              3.1.2 The person's customary period of employment is for more than five (5) months in any calendar year.

         3.2 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (under Section 423 of the Code) of the Company and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

         3.3 For purposes of the Plan, eligibility shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, eligibility to participate in the Plan will be deemed to have terminated on the 91st day of such leave.

    4.  OFFERING PERIODS.  The Plan shall be implemented by consecutive
Offering Periods with the first Offering Period commencing on a date designated in advance by the Board, and continuing for six month periods thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

    5.   PARTICIPATION.

         5.1 An eligible Employee may become a Participant in the Plan by completing a Payroll Participation Form and filing it with the Company's Human Resources Department (as set forth in Section 20 below) at least fifteen (15) days prior to the applicable Enrollment Date, unless a later time for filing the Payroll Participation Form is set by the Board for all eligible Employees with respect to a given Offering Period.

         5.2 Payroll deductions for a Participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the Participant as provided in Section 10 hereof.

    6.   PAYROLL DEDUCTIONS.

         6.1 At the time a Participant files his or her Payroll Participation Form, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the Participant's Compensation during said Offering Period.

         6.2 A Participant shall specify that he or she desires to make contributions to the Plan in whole percentages not less than one percent (1%) and not more than ten percent (10%) of the Participant's Compensation during each pay period in the Offering Period, or such other minimum or maximum percentage as the Board shall establish from time to time.

         6.3 All payroll deductions made for a Participant shall be credited to his or her Account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such Account.

         6.4 A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Company (as set forth in Section 20 below) a new Payroll Participation Form authorizing a change in payroll deduction rate. A Participant is limited to making one change during an Offering Period. The change in rate shall be effective as soon as practicable following the Company's receipt of a new Payroll Participation Form. A Participant's Payroll Participation Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

         6.5 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant's payroll deductions shall be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250 (85% of $25,000). Payroll deductions shall recommence at the rate provided in such Participant's Payroll Participation Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

         6.6 At the time the option is exercised, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

    7. OPTION TO PURCHASE COMMON STOCK. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Purchase Date and retained in the Participant's account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 12 hereof. Purchase of the Common Stock shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option shall expire on the last day of the Offering Period.

    8. PURCHASE OF COMMON STOCK. Unless a Participant withdraws from the Plan as provided in Section 10.1 below, his or her option for the purchase of Common Stock will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by him or her.

    9. DELIVERY. As promptly as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of a certificate for the shares of Common Stock purchased with his or her payroll deductions.

    10.  WITHDRAWAL; TERMINATION OF EMPLOYMENT.

         10.1 A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to purchase shares of Common Stock under the Plan by giving written notice to the Company (as set forth in Section 20 below) no less than 15 days immediately preceding a Purchase Date. All of the Participant's payroll deductions credited to his or her Account will be paid to such Participant as soon as practicable after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Payroll Participation Form.

         10.2 Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a Participant failing to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's Account shall be returned to the Participant; or, in the case of death, to the persons entitled thereto under Section 14, and such Participant's option shall be automatically terminated.

    11. INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

    12.  STOCK.

         12.1 The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in
Section 18. If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

         12.2 The Participant will have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased.

         12.3 Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

    13.  ADMINISTRATION.

         13.1 ADMINISTRATIVE BODY. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

         13.2 RULE 16b-3 LIMITATIONS. Notwithstanding the provisions of Subsection 13.1, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision

("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

    14.  DESIGNATION OF BENEFICIARY.

         14.1 A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to a Purchase Date.

         14.2 Such designation of beneficiary may be changed by the Participant at any time by written notice as provided in Section 20 below. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

    15. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

    16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    17. REPORTS. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

    18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

         18.1 CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

         18.2 DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

         18.3 MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or any equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date") or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for his option has been changed to the New Purchase Date and that his option will be exercised automatically on the New Purchase Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

    19.  AMENDMENT OR TERMINATION.

         19.1 The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Purchase Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders.
Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

         19.2 Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

         19.3 If required to qualify the Plan under Rule 16b-3, no amendment shall be made more than once every six months that would change the amount, price or timing of the options, other than to comport with changes in the Code, or the rules and regulations promulgated thereunder; and provided, further, that if required to qualify the Plan under Rule 16b-3, no amendment shall be made without the approval of the Company's stockholders that would:

              19.3.1 materially increase the number of shares of Common Stock that may be issued under the Plan;

              19.3.2 materially modify the requirements as to eligibility for participation in the Plan; or

              19.3.3 otherwise materially increase the benefits accruing to participants under the Plan.

    20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company by the Company's Chief Financial Officer at the Company's corporate headquarters.

    21. CONDITIONS UPON ISSUANCE OF SHARES OF COMMON STOCK. Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

    22.  TERM OF PLAN.

         22.1 The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated pursuant to Section 19.

         22.2  Notwithstanding the above, the Plan is expressly made subject
(i) to the approval of the holders of a majority of the outstanding shares of the Company within 12 months after the date the Plan is adopted and (ii) at its election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming the qualification of the Plan within the meaning of Section 423 of the Code. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted, and if, at the election of the Company a ruling from the Internal Revenue Service is sought but is not received on or before one year after the Plan's adoption by the Board, this Plan shall not come into effect.
In that case, the Account of each Participant shall forthwith be paid to him or her.

    23. ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                                    ANALOGY, INC.
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Analogy, Inc., an Oregon corporation (the "Company"), hereby appoints Gary P. Arnold and Martin Vlach, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 2:00 p.m. on Friday August 9, 1996 at the Company's headquarters at 9205 SW Gemini Dr., Beaverton, Oregon and any adjournment or postponements there of upon the following matters.


                           (Continued on the reverse side)


                                -FOLD AND DETACH HERE-

                                                     Please mark
                                                     your votes as   /X/
                                                     indicated in
                                                     this example

1. ELECTION OF DIRECTORS

       FOR the nominees                  WITHHOLD
       and terms listed                  AUTHORITY
       below (except as               to vote for all
       indicated below)           nominees as listed below

            /  /                            /  /

FOR A THREE YEAR TERM
  Gary P. Arnold, Neil E. Goldschmidt, Charles E. Sporck
FOR A TWO YEAR TERM
  Paul Brandli, Frank Roehr
FOR A ONE YEAR TERM
  Robert L. Cattoi, J. H. Faehndrich, Martin Vlach

(Instruction To withhold authority to vote for any individual nominee, strike out that nominee's name above.)

2. APPROVAL OF THE ANALOGY, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN. (ATTACHED TO THE PROXY STATEMENT)

           FOR              AGAINST            ABSTAIN
          /  /               /  /               /  /

3. PROPOSAL TO RATIFY SELECTION OF KPMG PEAT MARWICK, LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

           FOR              AGAINST            ABSTAIN
          /  /               /  /               /  /

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                              Please check this box if you plan    /  /
                                   to attend the annual meeting

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any other proxy or proxies previously given.

Please sign below exactly as your name appears on the Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.


Signature(s)                                                    Date
            ----------------------------------------------------    ------------
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

                                -FOLD AND DETACH HERE-